EXHIBIT 99.8

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the common stock, $0.0001 par value per share (the “Shares”) of EzFill Holdings, Inc., a Delaware corporation, dated as of August 29, 2024, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: August 29, 2024		/s/ Michael Farkas
	Name:	Michael Farkas

Farkas Group, Inc.

Dated: August 29, 2024	By:	/s/ Michael Farkas
	Name:	Michael Farkas
	Title:	President

SIF Energy LLC

Dated: August 29, 2024	By:	/s/ Michael Farkas
	Name:	Michael Farkas
	Title:	Manager

Balance Labs, Inc.

Dated: August 29, 2024	By:	/s/ Michael Farkas
	Name:	Michael Farkas
	Title:	Chief Executive Officer

NextNRG Holding Corp.

Dated: August 29, 2024	By:	/s/ Michael Farkas
	Name:	Michael Farkas
	Title:	Chief Executive Officer